NOLAN LODE GOLD AND ANTIMONY EXPLORATION UPDATE - DRILL CONFIRMS
GOLD / ANTIMONY TO A DEPTH OF 210 FEET OPEN TO DEPTH - HIGH GRADE
ANTIMONY ASSAYS CONFIRMED

JANUARY 29, 2007 - Fairbanks, Alaska – USA - Vancouver, BC – Canada
SILVERADO - OTCBB: SLGLF / Frankfurt: SLGL / Berlin: SLGL

Following up on the successful assay results achieved during the fall season of Silverado’s 2006 exploration trenching program (see press release January 22, 2007), the company drilled one RC drill hole in late fall of 2006 in an area north of Smith Creek ( Visit this link to view map: http://www.silverado.com/nolancreek2006 ), which is part of the five mile long gold bearing Solomon Shear Zone. Drill hole 06SH01 was drilled at a minus 45 degree angle and designed to check for down-dip continuity of the gold (Au) and antimony (Sb) bearing quartz veins ( Au-Sb-Qtz veins) of the “main zone” previously identified by the company’s successful trenching program. Note that drill hole 06SH01 was drilled while trench assay results were still pending. The drill hole was stemmed at 300 ft ( due to breakdown ) before reaching the projected down dip intersection of the veins with the highest grade gold values identified by trench assays. This area will be drilled again this spring.

Silverado Gold Mines is pleased to announce that drill hole 06SH01 successfully confirmed the presence of the Au-Sb-Qtz vein systems of the “main zone” to a vertical depth of 210 ft over a projected horizontal width of 125 ft ( see Fig. 1 - http://www.silverado.com/january292007/figure1.htm ). A total of 57 drill cuttings samples, each with a 5 foot sample interval, were collected during the drilling program and submitted to ALS Chemex in Fairbanks for analysis. Out of these 57 samples, 10 samples show gold values greater than 0.01 ounces per ton (opt) Au and ranging up to 0.06 opt Au ( see Table 1a below ). In addition to the gold values, 7 of the 59 drill samples have antimony values greater that 0.1% Sb, and ranging up to 2.51% Sb ( see Table 1b below ).

Table 1a: 06SH 01 drill results of 0.01 opt Gold and higher.

Rotary Drill hole #	Sample #	Intersection Depth From Surface	Sample Width	Au opt
06SH01	06SH121	115 - 120	5 ft	0.01
06SH01	06SH128	150 - 155	5 ft	0.02
06SH01	06SH133	175 - 180	5 ft	0.02
06SH01	06SH134	180 - 185	5 ft	0.01
06SH01	06SH135	185 - 190	5 ft	0.01
06SH01	06SH142	220 - 225	5 ft	0.06
06SH01	06SH146	240 - 245	5 ft	0.01
06SH01	06SH148	250 - 255	5 ft	0.03
06SH01	06SH150	260 - 265	5 ft	0.01
06SH01	06SH153	270 - 280	5 ft	0.05

Table 1b: 06SH01 drill results of 0.1% Sb and higher.

Rotary Drill hole #	Sample #	Intersection Depth From Surface	Sample Width	Sb %
06SH01	06SH121	115 - 120	5 ft	0.17
06SH01	06SH129	155 - 160	5 ft	0.19
06SH01	06SH142	220 - 225	5 ft	1.61
06SH01	06SH143	225 - 230	5 ft	0.28
06SH01	06SH148	250 - 255	5 ft	0.93
06SH01	06SH150	260 - 265	5 ft	1.67
06SH01	06SH153	270 - 280	5 ft	2.51

Moreover, Silverado Gold Mines is very pleased to release the final grades for the antimony assays from its 2006 trenching program ( see press release dated January 22, 2007 ). Due to the initial laboratory assay method with a maximum detection limit (MDL) of 5% Sb, 13 samples with assays greater than 5% Sb were re-assayed by ALS Chemex using a method with a greater MDL for total antimony. The antimony grades for these combined chip and channel rock samples range from 6.59% Sb to 46.33% Sb ( see Table 2 ).

Table 2: 2006 trench sample results of 6.59% Sb and higher ( re-assayed )

Sample #	Sample Width	Sb %
06ST001	1 ft	19.96
06ST002	1 ft	35.77
06ST010	5 ft	6.59
06ST025	5 ft	8.28
06ST027	1 ft	31.87
06ST030	1 ft	34.96
06ST032	1 ft	8.07
06ST055	1 ft	20.06
06ST058	1 ft	40.86
06ST061	1 ft	20.18
06ST063	1 ft	8.43
06ST066	1 ft	17.42
06ST071	1 ft	46.33

Both 2006 trench and drill results confirm that high-grade gold and antimony bearing quartz vein systems exist in the Solomon Shear Zone.

This press release was prepared by Edward J. Armstrong, Certified Professional Geologist; who is a qualified person as defined under the standards of Canadian National Instrument policy 43-101.

To learn more about Silverado Gold Mines Ltd., visit us online at http://www.silverado.com or contact Bob Dynes, Investor relations, toll free at 1-800-665-4646.

SILVERADO GOLD MINES LTD.
Mailing Address · 505 - 1111 W. Georgia Street · Vancouver, B.C. · V6E 4M3 · CA
(800) 665-4646 or (604) 689-1535 · F: (604) 682-3519 · pr@silverado.com · http://www.silverado.com
Field Address · P.O. Box 83730 · Fairbanks, Alaska. · 99708 · USA

This Press Release may contain, in addition to historical information, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on management's expectations and beliefs, and involve risks and uncertainties. These statements may involve known and unknown risks and uncertainties and other factors that may cause the actual results to be materially different from the results implied herein. Readers are cautioned not to place undue reliance on the forward-looking statements made in this Press Release.